CONSENT TO SECOND ADDENDUM TO CREDIT AGREEMENT,
                  RATIFICATION OF GUARANTY AND WAIVER OF CLAIMS

THIS CONSENT TO SECOND ADDENDUM TO CREDIT AGREEMENT, RATIFICATION OF GUARANTY AND WAIVER OF CLAIMS ("Consent and Ratification") is made by Derace L. Schaffer ("Personal Guarantor") and delivered to Wells Fargo Bank, National Association ("Bank") effective as of August 9, 2005.

RECITALS:

A. American CareSource Holdings, Inc. ("Borrower") and the Bank entered into a Credit Agreement, dated as of December 1, 2004, as amended from time to time ("Credit Agreement") pursuant to which the Bank has made the Line available to the Borrower. The Borrower has requested that the Bank increase the Line, as evidenced by a promissory note, dated August 9, 2005, in the original principal amount of Four Million Dollars ($4,000,000.00) ("New Revolving Note"). In conjunction with the New Revolving Note, the Borrower and Bank entered into a Second Addendum to Credit Agreement, dated as of August 9, 2005 (the "Second Addendum").

B. At the Borrower's request, the Personal Guarantor has agreed to (i) unconditionally guaranty the repayment of the New Revolving Note pursuant to a written guaranty, dated August 9, 2005, a copy of which is attached hereto as Exhibit "A" (the "Guaranty") and (ii) deliver to the Bank a standby letter of credit in the amount of $975,000.00 ("Letter of Credit").

C. The Bank has agreed to increase the credit amount of the Line in accordance with the terms of the Second Addendum, provided that all of the conditions precedent set out in the Second Addendum are satisfied in full, including, without limitation, the execution and delivery to the Bank of
      (i) the Guaranty and (ii) this Consent and Ratification by the Personal Guarantor.

NOW THEREFORE, the Personal Guarantor agrees:

1. The Recital Paragraphs are incorporated in this Consent and Ratification as though fully set forth herein. The Personal Guarantor has been provided with copies of the Documents (as defined in the Credit Agreement) and acknowledges receipt of the same.

2. The Personal Guarantor hereby consents to the Second Addendum and the New Revolving Note.

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3.    The Guarantor hereby acknowledges that the Guaranty and Letter of Credit secures the New Revolving Note, including all extensions, renewals, replacements or refinancings thereof, which may be owed by the Borrower to the Bank now or in the future.

4. The Guarantor shall, within 150 days of each calendar year end, provide his current personal financial statement certified as correct and promptly provide upon filing, a copy of his most recent annual federal income tax return and all schedules attached to it.

5. Except for "Core Proceedings" under the United States Bankruptcy Code, the Bank and the Guarantor agree to submit to binding arbitration all claims, disputes and controversies between or among them, whether in tort, contract or otherwise (and their respective employees, officers, directors, attorneys, and other agents) arising out of or relating to in any way the Guaranty, this Consent and Ratification, the Credit Agreement, and/or other documents and agreements executed in conjunction therewith and their negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination. Any arbitration proceeding will (i) proceed in Des Moines, Iowa; (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code); and (iii) be conducted in accordance with the Commercial Arbitration rules of the American Arbitration Association ("AAA").

      This arbitration requirement does not limit the right of either party to
      (i) foreclose against collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver,


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      before, during or after the pendency or any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of either party to submit any dispute to arbitration, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this Section.

      Any arbitration proceeding will be before a single arbitrator selected according to the Commercial Arbitration Rules of the AAA. The arbitrator will be a neutral attorney who has practiced in the area of commercial law for a minimum of ten years. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

      In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication.

      In any arbitration proceeding, discovery will be permitted and will be governed by the Iowa Rules of Civil Procedure. All discovery must be completed no later than 20 days before the hearing date and within 180 days of the commencement of arbitration proceedings. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

      The arbitrator shall award costs and expenses of the arbitration proceeding in accordance with the provisions of the New Revolving Note.

      This Section shall survive the payment of all obligations to the Bank.

6. The Guarantor does hereby release and forever discharge the Bank, Wells Fargo & Company and their respective affiliates and their officers, directors, attorneys, agents, employees, successors and assigns from all causes of action, suits, claims and demands of every kind and character, liquidated or unliquidated, fixed, contingent, direct or indirect without limit, including any action in law or equity, which the Guarantor now has or may ever have had against them, if the circumstances giving rise to such causes of action, suits, claims and demands (a) are related in any manner whatsoever to the transactions which are the subject of this Consent and Ratification and (b) arose prior to the date of this Consent and Ratification.

7. This Consent and Ratification shall be binding upon and inure to the benefit of the Guarantor and the Bank and their respective successors and assigns.


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8.    This Consent and Ratification shall be construed in accordance with the laws of Iowa applicable to contracts performed entirely within the State. Any action to enforce the provisions of this Consent and Ratification or arising from the actions of any party in connection therewith, shall be brought in the United States District Court for the Southern District of Iowa or in the Iowa District Court in Polk County, Iowa, except such action as may be necessary by the Bank to protect, preserve and realize its security interest in collateral located in another jurisdiction.

      IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS (EXCEPT CONSUMER LOANS OR OTHER EXEMPT TRANSACTIONS) NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, this Consent and Ratification was executed effective as of the day and year first above written.


/s/ Derace L. Schaffer
------------------------
Derace L. Schaffer


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